Exhibit 10.3e

FORM OF ALLIANT ENERGY CORPORATION
PERFORMANCE CONTINGENT RESTRICTED STOCK AGREEMENT
THIS PERFORMANCE CONTINGENT RESTRICTED STOCK AGREEMENT (this “Agreement”) is made and entered into as of the ____ day of _______, 20__ (the “Grant Date”), by and between Alliant Energy Corporation, a Wisconsin corporation (the “Company”), and [Employee], a key employee of the Company (“Employee”).
R E C I T A L S
WHEREAS, the Company has in effect the Alliant Energy Corporation 2010 Omnibus Incentive Plan, as amended from time to time (the “Plan”), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement and capitalized terms used herein which are not otherwise defined shall have the meaning set forth in the Plan;
WHEREAS, one of the purposes of the Plan is to permit the grant of various equity-based incentive awards, including the issuance of shares of common stock, par value $0.01 per share (“Stock”), of the Company to individuals selected by the Compensation and Personnel Committee of the Board of Directors of the Company (the “Committee”);
WHEREAS, the Committee has authorized the grant of shares of Stock to the Employee, subject to the restrictions provided herein; and
WHEREAS, the Company and the Employee desire to memorialize this grant of Stock made to the Employee under the Plan.
A G R E E M E N T
NOW, THEREFORE, in consideration of the promises and of the covenants and agreements herein set forth, the parties hereto mutually covenant and agree as follows:

1.
Award of Restricted Stock. Subject to the terms and conditions of this Agreement, the Employee is granted [SHARES] shares of Stock (the “Restricted Shares”), subject to adjustment in accordance with the terms of the Plan.

2.	Restricted Shares. The Employee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

(a)
Performance Period. The “Performance Period” is the period beginning on _______ __, 20__ and ending on _______ __, 20__, _______ __, 20__, or _______ __, 20__, as applicable to satisfy the Performance Contingency.

(b)
Performance Contingency. The “Performance Contingency” is satisfied if for the second year, for the third year or for the fourth year of the Performance Period, the Company’s annual Net Income from Continuing Operations (“Net Income from Continuing Operations”) is at least ___% (i.e., compounded annual return of ___% for a two year period over projected 20__ net income from continuing operations) of the budgeted consolidated net income for 20__. More specifically, the Performance Contingency is satisfied if on ________ __, 20__, or on ________ __, 20__, or on ________ __, 20__, the Company’s Net Income from Continuing Operations is at least $___ million which is ___% of the 20__ budgeted consolidated Net Income from Continuing Operations. To determine whether the Performance Contingency is satisfied, Net Income from Continuing Operations will be calculated excluding the effects of the following, if the amount is over $4,000,000 on a pre-tax basis and is not considered in the annual budget approved by the Board of Directors: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of an asset or business; (v) mergers, acquisitions or dispositions; and (vii) extraordinary, unusual and/or non-recurring items of gain or loss, that in all of the foregoing the Company identifies in its audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s periodic reports.

(c)
Forfeiture Restrictions. Except as otherwise provided herein, the Employee may not sell, assign, pledge, exchange, hypothecate or otherwise transfer, encumber or dispose of the Restricted Shares other than by transferring them to the Company or by will or by the laws of descent and distribution; provided, however, that the Employee may designate a beneficiary or beneficiaries to exercise the Employee’s rights and to receive the Restricted Shares upon the Employee’s death. If the Performance Contingency is not satisfied by the end of the fourth year of the Performance Period, then the Employee shall forfeit and surrender the Restricted Shares for no consideration. The foregoing prohibition against transfer and the obligation to forfeit and surrender the Restricted Shares if the Performance Contingency is not satisfied are herein referred to as the “Forfeiture Restrictions.”

(d)
Retirement, Disability, or Death During Performance Period. If the Employee’s employment with the Company and its Affiliates terminates during the Performance Period because of the Employee’s Retirement, Disability, or death, the Employee shall be entitled to the full value of the Award earned, determined at the end of the Performance Period so long as the termination event occurs after the end of the first performance year of the Performance Period and the Performance Goals are met. If the termination event occurs during the first year of the Performance Period, the Employee will be entitled to a prorated value of the award, determined at the end of the Performance Period and only if the Performance Goals are met, based on the ratio of the number of months the Employee was employed during the Performance Period divided by twelve.

(e)
Involuntary Termination Without Cause During Performance Period. If the Employee’s employment with the Company and its Affiliates terminates during the Performance Period because of Involuntary Termination without Cause, the Employee shall be entitled to the prorated value of the Award, determined at the end of the Performance Period, and based on the ratio of the number of months the Employee was employed during the Performance Period to the total number of months in the Performance Period.

(f)
Acceleration of Forfeiture Restrictions-Certain Terminations of Employment During Performance Period. If the Employee’s employment with the Company terminates during the Performance Period for any reason other than the Employee’s Retirement, Disability, Involuntary Termination without Cause, or death, the Restricted Shares granted under this Agreement will be forfeited on the date of such termination of employment; provided, however, that in such circumstances, the Committee, in its discretion, may waive such automatic forfeiture and determine that the Employee will be entitled to receive a pro rata or other portion of the Restricted Shares if the Performance Contingency is satisfied.

(g)
Lapse of Forfeiture Restrictions-Change in Control. If a Change in Control occurs during the Performance Period and at least 180 days after the date the Restricted Shares were granted and during the first year of the performance period, and the Employee’s termination does not occur before the Change in Control date, the Employee shall be entitled to, and the Forfeiture Restrictions shall lapse upon, a prorated number of the Restricted Shares, which will be calculated by multiplying the number of Restricted Shares granted in this Agreement by a fraction, the numerator of which is the number of months the Employee was employed during the Performance Period through the effective date of the Change in Control and the denominator of which is twelve. For the Employee entitled to pro rata vesting, the remaining Restricted Shares shall be forfeited. If a Change in Control occurs during the Performance Period and after the first year of the Performance Period, and the Employee’s termination does not occur before the Change in Control Date, the Forfeiture Restrictions shall lapse upon the Change in Control regardless of whether the Performance Contingency is met, and Employee shall be entitled to the total number of shares granted in this Agreement.

(h)
Lapse of Forfeiture Restrictions-End of Performance Period. Subject to paragraphs (d), (e) and (f) of this Section 2, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares as of the end of the Performance Period if the Performance Contingency has been satisfied.

(i)	Definitions. The following sets forth definitions of certain terms used in this Agreement:

(i)Involuntary Termination without Cause. “Involuntary Termination without Cause” shall mean that an Employee has been notified in writing that his or her position is being eliminated or significantly altered as a result of a substantial diminishment of responsibility or salary or as a result of a structured job elimination program implemented by management of the Company.

(ii)Retirement. “Retirement” shall mean the Employee’s employment terminates (with the consent of the Company) after he or she has reached age 55 and the Employee’s age, in whole years, added to the number of whole years of the Employee’s continuous employment with the Company total 65 or greater.

3.	Book Entry. The Restricted Shares will be held in book entry by the Company’s transfer agent in the name of the Employee for that number of Restricted Shares issued to the Employee.

4.
Transfer After Lapse of Restrictions. To the extent the Forfeiture Restrictions have lapsed, the Restricted Shares shall thereafter be freely transferable by the Employee, provided that the Employee agrees for himself or herself and his or her heirs, legatees and legal representatives, with respect to all shares of Stock acquired pursuant to the terms and conditions of this Agreement (or any shares of Stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor), that he or she and his or her heirs, legatees and legal representatives will not sell or otherwise dispose of such shares except pursuant to a registration statement filed by the Company that has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), or except in a transaction which is determined by counsel to the Company to be exempt from registration under the Act and any applicable state securities laws; and to execute and deliver to the Company such investment representations and warranties, and to take such other actions, as counsel for the Company determines may be necessary or appropriate for compliance with the Act and any other applicable securities laws. The Employee agrees that any certificates representing any of the shares of Stock acquired pursuant to the terms and conditions of this Agreement may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws.

5.
Voting Rights, Dividends and Other Distributions. Following the issuance of the Restricted Shares under Section 3 and while the Restricted Shares are subject to the Forfeiture Restrictions of Section 2:

(a)	The Employee shall be entitled to exercise full voting rights with respect to such Restricted Shares.

(b)
The Employee shall be entitled to receive any cash dividends (whether regular or otherwise), stock dividends and other distributions (whether paid in cash or securities) paid or made with respect to the Restricted Shares, provided, however, that any such dividends or distributions shall be held in the custody of the Company and shall be subject to the same restrictions on transferability and forfeitability that apply to the corresponding Restricted Shares. All dividends or distributions credited to the Employee shall be paid to the Employee within forty-five (45) days following the full vesting of the Restricted Shares with respect to which such dividends or distributions were made.

Notwithstanding the foregoing, no dividends or distributions shall be payable to the Employee with respect to, and the Employee shall not have the right to vote the Restricted Shares with respect to, record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Employee has forfeited the Restricted Shares.

6.	Designation of Beneficiary.

The Employee shall be permitted to designate one or more beneficiaries (each, a “Beneficiary”) on a Company-approved form who shall be entitled to payouts hereunder, to the extent payouts are made, after the death of the Employee. The terms and conditions of any such designation (including any changes thereto by the Employee) shall be subject to the terms and conditions of such Company-approved beneficiary designation form. If no such Beneficiary designation is in effect at the time of the Employee’s death, or if no designated Beneficiary survives the Employee or if such designation conflicts with law, the Employee’s estate acting through his or her legal representative shall be entitled to receive payouts hereunder, to the extent they are made, after the death of the Employee. If the Committee is in doubt as to the right of any person to the Restricted Shares or any payout thereunder, the Company may refuse to settle such matter, without liability for any interest or dividends on the Restricted Shares, until the Committee determines the person entitled to the Restricted Shares or any payout thereunder, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.

7.	Adjustments. The Committee may adjust the number of shares subject to this Agreement in accordance with and pursuant to Section 16 of the Plan.

8.
Withholding of Tax. To the extent that the receipt of the Restricted Shares or dividends or the lapse of any Forfeiture Restrictions results in income to the Employee for any federal or state income tax purposes, no later than the date as of which such tax withholding is first required, the Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal or state income tax required to be withheld with respect to such amount. If the Employee fails to do so, then the Company is authorized to withhold from any cash remuneration then or thereafter payable to the Employee any tax required to be withheld by reason of such resulting compensation income. If the Employee does not make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Shares, then the Employee shall be allowed to satisfy the tax withholding obligations arising with respect to the Restricted Shares with shares of Stock (including Restricted Shares upon which the restrictions have lapsed) having a fair market value equal to the minimum statutory total tax required to be withheld.

9.
Powers of Company Not Affected. The existence of this Agreement or the Restricted Shares herein granted shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.
Employment. The granting of Restricted Shares under this Agreement shall not be construed as granting to the Employee any right with respect to continued employment by the Company. Any question as to whether and when there has been a termination of the Employee’s employment with the Company shall be determined by the Committee in its sole discretion.

11.
Interpretation. As a condition of the granting of the Restricted Shares, the Employee agrees for himself or herself and his or her legal heirs, legatees or representatives, that any dispute or disagreement that may arise under or as a result of or pursuant to this Agreement shall be determined by the Committee in its sole discretion, and any interpretation by the Committee of the terms of this Agreement or the Plan shall be final, binding and conclusive.

12.
Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Company its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. This Agreement shall be binding upon, and inure to the benefit of the Employee, his or her legal heirs, legatees and representatives. Except for the designation of a beneficiary as provided herein, this Agreement may not be assigned by the Employee, and any attempted assignment shall be null and void and of no legal effect.

13.
Amendment or Modification. This Agreement may not be amended or modified except by the written consent of the parties hereto. Notwithstanding the foregoing, the Committee need not obtain Employee (or other interested party) consent for any such action: (i) to the extent the action is deemed necessary by the Committee to comply with any applicable law; (ii) to the extent the action is deemed necessary by the Committee to preserve favorable accounting or tax treatment for the Company of any Award; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Employee.

14.
Governing Law. The validity, construction, and effect of the this Agreement shall be determined in accordance with the internal laws of the State of Wisconsin, without reference to conflict of law principles thereof, and applicable federal law.

15.
Headings. Headings are used in this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement.

16.
No Fractional Shares. No fractional shares of Stock or other securities shall be issued or delivered pursuant to this Agreement, and the Committee in its sole discretion shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or other securities, or whether such fractional shares of Stock or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.

17.	Subject to Plan. This Agreement is subject in all respects to the terms and conditions of the Plan.

* * *
[The signatures to this Agreement are on the next page.]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Employee has hereunto affixed his or her hand as of the day and year first above written.
ALLIANT ENERGY CORPORATION
(the “Company”)

By:    ________________________________________________
Its:

EMPLOYEE:

_________________________________________
Employee’s Signature
_________________________________________
Employee’s Printed Name